SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2011
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DENDREON CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-30681	22-3203193
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

3005 First Avenue
Seattle, Washington
98121
(Address of principal executive offices) (zip code)

(206) 256-4545
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

    On August 18, 2011 Dendreon Corporation (the “Company”) increased the size of its board of directors from nine to ten members, and elected John H. Johnson as a new director, as announced in the press release attached hereto as Exhibit 99.1. Mr. Johnson, age 53, currently serves as the chief executive officer and a director of Savient Pharmaceuticals, Inc. a pharmaceutical company, and previously served as senior vice president and president of Eli Lilly & Company’s Oncology unit from 2009 until 2011. He was also chief executive officer of ImClone Systems, which develops targeted biologic cancer treatments, from 2007 until 2009, and served on ImClone’s board of directors until it was acquired by Eli Lilly in 2008. Prior to joining ImClone, Mr. Johnson had served as company group chairman of Johnson & Johnson’s Worldwide Biopharmaceuticals unit since 2005, president of its Ortho Biotech Products LP and Ortho Biotech Canada unit from 2003 until 2005, and worldwide vice president of its CNS, Pharmaceuticals Group Strategic unit from 2001 until 2003.  Previous to joining Johnson & Johnson, he also held several executive positions at Parkstone Medical Information Systems, Inc., Ortho-McNeil Pharmaceutical Corporation and Pfizer, Inc.  Mr. Johnson currently serves as chairman of Tranzyme, Inc., a clinical stage biopharmaceutical company, and as a member of its audit and nominating and corporate governance committees.  He earned his bachelor’s degree from the East Stroudsburg University of Pennsylvania.

Item 9.01. Financial Statements and Exhibits.

    (d)      Exhibits

    99.1    Dendreon Corporation press release dated August 22, 2011.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

	By:	/s/ Gregory T. Schiffman
Gregory T. Schiffman
Executive Vice President, Chief Financial Officer and Treasurer
Date: August 22, 2011

EXHIBIT INDEX
Exhibit No.	Description
99.1	Dendreon Corporation press release dated August 22, 2011.